Exhibit 99.1

8333 Douglas Avenue, Suite 1100 Dallas, Texas 75225 T 214.238.5700 F 214.238.5701

Capital Southwest Announces Preliminary Estimate of Fourth Quarter 2023 Operating Results

Dallas, Texas – April 13, 2023 – Capital Southwest Corporation (“Capital Southwest”) (Nasdaq: CSWC), an internally managed business development company focused on providing flexible financing solutions to support the acquisition and growth of middle market businesses, is pleased to announce its preliminary operating results for the fourth quarter of its 2023 fiscal year (quarter ended March 31, 2023).

Capital Southwest’s preliminary estimate of its fourth quarter 2023 pre-tax net investment income is in the range of $0.64 to $0.65 per share. The preliminary estimate of its net investment income for the same period is in the range of $0.63 to $0.64 per share. Capital Southwest’s preliminary estimate of its net asset value per share as of March 31, 2023 is in the range of $16.30 to $16.40. Finally, Capital Southwest’s preliminary estimate of its regulatory leverage as of March 31, 2023 is in the range of 0.86x to 0.90x debt to equity.

About Capital Southwest

Capital Southwest Corporation (Nasdaq: CSWC) is a Dallas, Texas-based, internally managed business development company with approximately $1.2 billion in investments at fair value as of December 31, 2022. Capital Southwest is a middle market lending firm focused on supporting the acquisition and growth of middle market businesses with $5 million to $35 million investments across the capital structure, including first lien, second lien, and non-control equity co-investments. As a public company with a permanent capital base, Capital Southwest has the flexibility to be creative in its financing solutions and to invest to support the growth of its portfolio companies over long periods of time.

Forward-Looking Statements

This press release contains forward-looking statements and provides historical information with respect to the business and investments of Capital Southwest, including, but not limited to, the preliminary estimates of its fourth quarter 2023 fiscal year financial information and results, which are based on current information available to Capital Southwest as of the date hereof. The preliminary estimates of fourth quarter and full fiscal year 2023 financial information and estimated results furnished above are based on Capital Southwest management’s preliminary determinations and current expectations, and such information is inherently uncertain. The preliminary estimates may not align with Capital Southwest’s actual results of operations for the period, which will not be known until Capital Southwest completes its customary year-end closing and review procedures and third-party audit, including the determination of the fair value of Capital Southwest’s portfolio investments. As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during Capital Southwest’s year-end closing and review procedures and third-party audit, and Capital Southwest’s reported information in its Annual Report on Form 10-K for the fiscal year ended March 31, 2023 may differ from this information, and any such differences may be material. In addition, the information furnished above does not include all of the information regarding Capital Southwest’s financial condition and results of operations for the quarter and full fiscal year ended March 31, 2023 that may be important to readers. As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of Capital Southwest’s full fourth quarter and full fiscal year 2023 results when such results are disclosed by Capital Southwest in its Annual Report on Form 10-K for the fiscal year ended March 31, 2023. The information furnished in this press release is based on current Capital Southwest management expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information.

Forward-looking statements are statements that are not historical statements and can often be identified by words such as "will," "believe," "expect" and similar expressions and variations or negatives of these words. These statements are based on management's current expectations, assumptions and beliefs. They are not guarantees of future results and are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. These risks include risks related to: changes in the markets in which Capital

Southwest invests; changes in the financial, capital, and lending markets; interest rate volatility; regulatory changes; general economic and business conditions and its impact on the ability of Capital Southwest’s portfolio companies to operate and the investment opportunities available to Capital Southwest; elevated levels of inflation; and our ability to operate our wholly owned subsidiary, Capital Southwest SBIC I, LP, as a small business investment company.

Readers should not place undue reliance on any forward-looking statements and are encouraged to review Capital Southwest's Annual Report on Form 10-K for the year ended March 31, 2022 and subsequent filings, including the "Risk Factors" sections therein, with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, Capital Southwest does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Investor Relations Contact:

Michael S. Sarner, Chief Financial Officer
214-884-3829